May 17, 1996

Michael Schenkler
President
News Communications, Inc.
174-15 Horace Harding Expressway
Fresh Meadows, New York 11365

Gentlemen:

         D.H. Blair Investment Banking Corp. ("Blair") is pleased to act as non-exclusive financial advisor and investment banker to News Communications Inc. (the "Company") in connection with: (i) assisting the Company in its strategic planning including assisting with the development of its business plan and introducing the Company and its management to analysts, bankers, fund managers and brokers (ii) provides general business and financial analysis of the Company and/or (iii) advise the Company with respect to the development of the Company's business and/or (iv) any proposed business combination involving the Company and another party (a "Third Party"); and/or (v) any common venture involving the Company and another party (a "Partner"); and/or (vi) any financing for the Company which may be arranged or provided by a party introduced to the Company by Blair (a "Financing Agent"). This letter is to confirm our understanding with respect to our engagement. As used in this letter, the term "business combination" means any merger, consolidation, reorganization or other corporate transaction pursuant to which a significant portion of the business of the Company is combined with that of a Third Party, including but not limited to the acquisition, directly or indirectly, by a Third Party of at least 10% of the capital stock, or all or a substantial portion of the assets of the Company, or the acquisition, directly or indirectly, by the Company of at least 10% of the capital stock, or all or a substantial portion of the assets of a Third Party, by way of tender or exchange offer, negotiated purchase or otherwise, whether effected in either such case in one transaction or a series of transactions. As used in this letter, the term "common venture" means (i) any joint venture, partnership, distribution, consulting, research and development or license agreement or other arrangement with a Partner providing for: (a) the sale by the Company or any of its affiliates of products and/or services of the Partner or any of its affiliates or the funding by the Company or any of its affiliates of the research and development of the Partner or any of its affiliates; (b) the sale by the Partner or any of its affiliates of any products and/or services of the Company or any of its affiliates or the funding by the Partner or any of its affiliates of the research and development of the Company or any of its affiliates; or (c) the sale of products and/or services or the funding of any research and development of the Company, the Partner or any of their respective affiliates by any venture


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                                                    News Communications, Inc.
                                                                May 17, 1996
                                                                      Page 2

in which the Company or any of its affiliates, and the Partner or any of its affiliates, have an interest. As used in this letter, the term "venture sales" shall mean the gross sales price, less freight and taxes, if any, of all products and/or services sold pursuant to a common venture. As used in this letter, the term "financing" shall mean any bank or institutional loan or any private placement or public offering of debt and/or equity securities by the Company.

         Blair will  assist the Company as  provided  in clauses  (i),  (ii) and
(iii) above and in identifying potential Third Parties, Partners and Financing Agents and in analyzing, structuring, negotiating and effecting a business combination with a Third Party, common ventures with Partners, and/or financings with a Financing Agent, on the terms and conditions of this letter. As an inducement to Blair's providing the services referred to in clauses (i), (ii) and (iii) above, simultaneously with the execution of this Agreement the Company shall issue to Blair a warrant to purchase 400,000 shares of its common stock, $.01 par value, at an initial exercise price of $2.50 per share, in the form annexed hereto as Exhibit A.

         Blair shall not be entitled to any other fees in connection with the services to be provided hereunder, provided, however, that Blair shall be entitled to such additional fees as Blair and the Company may agree upon in the event Balir shall serve as the Financing Agent in connection with any future financing.

         Additionally, the Company agrees to reimburse Blair promptly upon request made from time to time, for its actual out-of-pocket expenses, including reasonable legal and other professional fees and expenses incurred in connection with Blair's engagement hereunder.

         The Company agrees to indemnify Blair and its affiliates and their respective shareholders, directors, officers, employees, agents and controlling persons (Blair and each such person being an "Indemnified Party") from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, related to or arising out of any business combination, common venture or financing contemplated by this letter or the engagement of Blair pursuant to, and the performance by Blair of the services contemplated by, this letter and will reimburse any Indemnified Party for all expenses (including, subject to the provisions of the seventh sentence of this paragraph, reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of, any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party, provided that the Company shall have the right to control the defense and settlement of any such claim. The Company will assume the defense of such action or proceeding and will employ counsel reasonably satisfactory to Blair and will pay the fees and expenses of such counsel. The Company


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                                                    News Communications, Inc.
                                                                May 17, 1996
                                                                      Page 3

shall not be liable for any settlement effected without the consent of the Company, which consent shall not be unreasonably withheld, and the Company shall not settle any claim without the consent of Blair, which consent shall not be unreasonably withheld. In addition, the Company further agrees that any settlement entered into by the Company shall include an explicit and unconditional release from the party bringing the claim, action or proceeding of all Indemnified Persons, which release shall be reasonably satisfactory to Blair. Notwithstanding the obligation of the Company to employ counsel in connection with any such action or proceeding, an Indemnified Party will be entitled to employ counsel separate from counsel for the Company and from any other party in such action if such Indemnified Party reasonably determines that representation by counsel chosen by the Company constitutes a conflict on any significant issue between the positions of such Indemnified Party and the Company, or the Company have failed to provide counsel reasonably satisfactory to the Indemnified Party in a timely manner. In such event, the reasonable fees and disbursements of such separate counsel will be paid promptly by the Company. In no event will the Company be responsible for the fees and expenses of more than one counsel (in addition to any necessary local counsel) for all Indemnified Parties at any time in connection with any action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction. The Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is finally judicially determined to have resulted directly from Blair's gross negligence or intentional misconduct.

         The Company and Blair agree that if any indemnification or reimbursement sought pursuant to the preceding paragraph is judicially determined to be unavailable for a reason other than the gross negligence or intentional misconduct of Blair then, whether or not Blair is the Indemnified Person, the Company, on one hand, and Blair, on the other hand, shall contribute to the losses, claims, damages, liabilities and expenses for which such indemnification or reimbursement is held unavailable (i) in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and Blair, on the other hand, in connection with the transactions to which such indemnification or reimbursement relates, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative faults of the Company, on the one hand, and Blair, on the other hand, as well as any other equitable considerations.

         The Company will furnish Blair with such information as the Company and Blair believe appropriate to the assignment (all such information so furnished being "Information"). The Company recognizes and confirms that Blair (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services


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                                                    News Communications, Inc.
                                                                May 17, 1996
                                                                      Page 4


contemplated by this letter without having independently verified the same, (b) does not assume responsibility for the accuracy or completeness of the Information and such other information, and (c) will not make an appraisal of any assets of the Company for any prospective Third Party, Partner, or Financing Agent.

         This letter agreement shall be for a term of two years commencing upon the date hereof, provided, however, that the provisions relating to the payment of fees and expenses of Blair, the indemnification and contribution provisions and the provisions of the succeeding paragraphs will survive the termination of this agreement for any reason.

         Except as required by applicable law, any advice to be provided by Blair under this agreement shall not be disclosed publicly or made available to third parties without the prior written approval of Blair, and accordingly such advice shall not be relied upon by any person or entity other than the Company.

         The Company agrees that Blair has the right following the closing of a business combination, common venture or financing to place two tombstone advertisements in financial and other newspapers and journals at the Company's expense describing Blair's services hereunder, provided that Blair will submit a copy of any such advertisements to the Company for approval, which approval shall not be unreasonably withheld.

         Nothing in this agreement, expressed or implied, is intended to confer or does confer on any person or entity other than the parties hereto or their respective successors and assigns, and to the extent expressly set forth herein, the Indemnified Persons, any rights or remedies under or by reason of this agreement or as a result of the services to be rendered by Blair hereunder. The Company further agrees that neither Blair nor any of its controlling persons, affiliates, directors, officers, employees or agents shall have any liability to the Company for any losses, claims, damages, liabilities or expenses arising out of or relating to this agreement or the services to be rendered by Blair hereunder, unless it is finally judicially determined that such losses, claims, damages, liabilities or expenses resulted directly from the gross negligence or willful misconduct of Blair.

         The invalidity or unenforceability of any provision of this agreement shall not affect the validity or enforceability of any other provision of this agreement, which shall remain in full force and effect.

         This agreement may not be amended or modified except in writing signed by each of the parties and shall be governed by and construed and enforced in accordance with the laws of the


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                                                    News Communications, Inc.
                                                                May 17, 1996
                                                                      Page 5

State of New York, without regard to principles of conflict of laws. The Company and Blair hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States District Courts located in the City of New York, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, claim or other proceeding brought in any such court has been brought in an inconvenient forum. Any right to trial by jury with respect to this agreement or the services to be rendered by Blair hereunder is expressly and irrevocably waived. The service of any notice, process, motion or other document in connection with any lawsuit, claim or other proceeding arising out of or relating to this agreement may be effected by registered mail, return receipt requested, if to the Company, to the Company's address set forth herein (or to such other address as the Company may provide in writing to Blair) or, if to Blair, to D.H. Blair Investment Banking Corp., 44 Wall Street, 2nd Floor, New York, N.Y. 10005, Attention: Martin A. Bell, Vice Chairman and General Counsel (or to such other address as Blair may provide in writing to the Company.)

         Please confirm that the foregoing correctly sets forth our agreement by signing and returning to Blair the duplicate copy of this letter enclosed herewith.
                                          Very truly yours,

                                          D.H. BLAIR INVESTMENT BANKING CORP.



                                          By: /s/ J. Morton Davis
                                             --------------------------------
                                              J. Morton Davis
                                              Chairman
Accepted and Agreed
to as of the date first
written above:

NEWS COMMUNICATIONS INC.



By:  /s/ Michael Schenkler
    ---------------------------
     Michael Schenkler
     President


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